UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2007, the Board of Directors of the Company approved Amended and Restated Bylaws that amended Article VI of the Company’s then existing Bylaws to provide the Company with the ability to issue and transfer uncertificated shares. The changes were adopted to comply with the rules of The NASDAQ Stock Market, which, effective January 1, 2008, will require the Company’s shares to be eligible for participation in a direct registration system (“DRS”), such as the one currently administered by The Depository Trust Company. DRS permits investors’ ownership to be recorded and maintained on the books of the Company or the transfer agent without the issuance of physical stock certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions.

The above summary is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

3.1	Amended and Restated Bylaws of Lincare Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

November 26, 2007